EXHIBIT 32.2
Certification of the Chief Financial Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Rock of Ages Corporation (the “Company”) for the quarter ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Nancy Rowden Brock, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Nancy Rowden Brock
Name: Nancy Rowden Brock
Title: Chief Financial Officer
Date: August 13, 2007